Exhibit 21


                   SUBSIDIARIES OF THE REGISTRANT

The following is a list of the Company's subsidiaries as of June 30, 1999.

LEGAL NAME                                          JURISDICTION
---------                                           ------------
Accucomp (Pty.) Ltd.                                   SOUTH AFRICA
Accufusion (Pty.) Ltd                                  SOUTH AFRICA
Carnforth Limited                                      BERMUDA
Creative Solutions Industria e Comercio Ltda.          BRAZIL
Dritte CORSA Verwaltungsgesellechaft mbH               GERMANY
HemoCue AB                                             SWEDEN
IMC Exploration Company                                MARYLAND
IMCERA Ltd.                                            UNITED KINGDOM
Infrasonics Technologies, Inc.                         NEVADA
Liebel-Flarsheim Company                               DELAWARE
Life Design Systems, Inc.                              WISCONSIN
Mallinckrodt Asia Pacific Pte. Ltd.                    SINGAPORE
Mallinckrodt Athlone Holdings, Inc.                    DELAWARE
Mallinckrodt Australia Pty. Ltd.                       AUSTRALIA
Mallinckrodt Baker B.V.                                NETHERLANDS
Mallinckrodt Baker International, Inc.                 DELAWARE
Mallinckrodt Baker S.A. de C.V.                        MEXICO
Mallinckrodt Baker, Inc.                               NEW JERSEY
Mallinckrodt Belgium N.V./S.A.                         BELGIUM
Mallinckrodt Benelux B.V.                              NETHERLANDS
Mallinckrodt Canada Inc.                               CANADA
Mallinckrodt Chemical Australia Pty. Limited           AUSTRALIA
Mallinckrodt Chemical Canada Inc.                      CANADA
Mallinckrodt Chemical GmbH                             GERMANY
Mallinckrodt Chemical Holdings (U.K.) Ltd.             UNITED KINGDOM
Mallinckrodt Chemical Holdings GmbH                    GERMANY
Mallinckrodt Chemical Limited                          UNITED KINGDOM
Mallinckrodt DAR Srl                                   ITALY
Mallinckrodt Developpement France                      FRANCE
Mallinckrodt do Brasil, Ltda.                          BRAZIL
Mallinckrodt Europe B.V.                               NETHERLANDS
Mallinckrodt Finland Oy                                FINLAND
Mallinckrodt France                                    FRANCE
Mallinckrodt FSC Inc.                                  BARBADOS
Mallinckrodt Group Inc.                                DELAWARE
Mallinckrodt Holdings B.V.                             NETHERLANDS
Mallinckrodt Holdings Ireland                          IRELAND
Mallinckrodt Hong Kong Limited                         HONG KONG
Mallinckrodt Inc.                                      DELAWARE
Mallinckrodt Inc.                                      NEW YORK
Mallinckrodt International Corporation                 MISSOURI
Mallinckrodt International Financial Services Company  IRELAND
Mallinckrodt Italia Srl                                ITALY

LEGAL NAME                                             JURISDICTION
----------                                             ------------
Mallinckrodt Japan Co. Ltd.                            JAPAN
Mallinckrodt Medical                                   IRELAND
Mallinckrodt Medical Argentina Limited                 UNITED KINGDOM
Mallinckrodt Medical B.V.                              NETHERLANDS
Mallinckrodt Caribe, Inc.                              DELAWARE
Mallinckrodt Medical GmbH                              GERMANY
Mallinckrodt Medical Holdings (U.K.) Limited           UNITED KINGDOM
Mallinckrodt Medical Holdings GmbH                     GERMANY
Mallinckrodt Medical Holdings Ireland                  IRELAND
Mallinckrodt Medical Imaging - Ireland                 IRELAND
Mallinckrodt Medical International Holdings            IRELAND
Mallinckrodt Medical Isle of Man                       ISLE OF MAN
Mallinckrodt Medical Limitada                          PORTUGAL
Mallinckrodt Medical PMC                               NEVADA
Mallinckrodt Medical S.A.                              SPAIN
Mallinckrodt Medical S.A. de C.V.                      MEXICO
Mallinckrodt Operations B.V.                           NETHERLANDS
Mallinckrodt Polska Sp.zo.o                            POLAND
Mallinckrodt Services B.V.                             NETHERLANDS
Mallinckrodt Switzerland Limited                       SWITZERLAND
Mallinckrodt TMH                                       NEVADA
Mallinckrodt U.K. Ltd.                                 UNITED KINGDOM
Mallinckrodt Vertriebs-GmbH                            AUSTRIA
Mallinckrodt Veterinary, Inc.                          DELAWARE
MKG Medical (U.K.) Ltd.                                UNITED KINGDOM
MMHC, Inc.                                             DELAWARE
MMJ S.A. de C.V.                                       MEXICO
MSCH Company                                           DELAWARE
National Catheter Corporation                          NEW YORK
Nellcor Foreign Sales Corporation                      BARBADOS
Nellcor Iberia, S.L.                                   SPAIN
Nellcor Puritan Bennett (Melville) Ltd.                CANADA
Nellcor Puritan Bennett Australia Pty. Limited         AUSTRALIA
Nellcor Puritan Bennett Canada Ltd.                    CANADA
Nellcor Puritan Bennett Export Inc.                    DELAWARE
Nellcor Puritan Bennett France Holdings                FRANCE
Nellcor Puritan Bennett Incorporated                   DELAWARE
Nellcor Puritan Bennett International Corporation      DELAWARE
Nellcor Puritan Bennett Ireland                        IRELAND
Nellcor Puritan Bennett Ireland Holdings               IRELAND
Nellcor Puritan Bennett Mexico, S.A. de C.V.           MEXICO
Puritan-Bennett Corporation                            DELAWARE
Puritan-Bennett Ireland Distribution                   IRELAND
Trigate (Pty.) Ltd.                                    SOUTH AFRICA
Trigate Umndeni (Pty.) Ltd.                            SOUTH AFRICA
Trinance (Pty.) Ltd.                                   SOUTH AFRICA